UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 19, 2025

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company	58-0690070
(A Delaware Corporation)
30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, Georgia 30308
(404) 506-5000

1-6468	Georgia Power Company	58-0257110
(A Georgia Corporation)
241 Ralph McGill Boulevard, N.E.
Atlanta, Georgia 30308
(404) 506-6526

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is furnished separately by two registrants: The Southern Company and Georgia Power Company. Information contained herein relating to each registrant is furnished by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
The Southern Company	Common Stock, par value $5 per share	SO	New York Stock Exchange
The Southern Company	Series 2017B 5.25% Junior Subordinated Notes due 2077	SOJC	New York Stock Exchange
The Southern Company	Series 2020A 4.95% Junior Subordinated Notes due 2080	SOJD	New York Stock Exchange
The Southern Company	Series 2020C 4.20% Junior Subordinated Notes due 2060	SOJE	New York Stock Exchange
The Southern Company	Series 2021B 1.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2081	SO 81	New York Stock Exchange
The Southern Company	Series 2025A 6.50% Junior Subordinated Notes due 2085	SOJF	New York Stock Exchange
Georgia Power Company	Series 2017A 5.00% Junior Subordinated Notes due 2077	GPJA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). (Response applicable to each registrant)
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01        Other Events.
On May 19, 2025, Georgia Power Company (“Georgia Power”) and the Georgia Public Service Commission (“PSC”) Public Interest Advocacy Staff (collectively, the “Stipulating Parties”) reached a settlement agreement (“Settlement Agreement”) that, if approved by the Georgia PSC, would extend the alternate rate plan approved by the Georgia PSC, which set retail base rates for the years 2023 through 2025 (“2022 ARP”) for an additional three-year term through December 31, 2028. Under the terms of the Settlement Agreement, base rates would not be adjusted in 2026, 2027 or 2028 (“ARP Extension Period”) except for reasonable and prudent storm damage costs incurred through December 31, 2025, which would be determined in a separate regulatory proceeding.
Under the terms of the Settlement Agreement, Georgia Power’s retail return on common equity (“ROE”) set point would continue at 10.50% and its equity ratio would continue at 56%. Additionally, the retail ROE range approved by the Georgia PSC in the 2022 ARP, of 9.50% to 11.90%, would continue. The Settlement Agreement includes, among other things, the following modifications to the 2022 ARP:
1.Storm damage costs would be included in a separate regulatory proceeding to be filed no sooner than February 1, 2026 and no later than July 1, 2026 to recover the actual reasonable and prudent storm costs incurred through December 31, 2025. Subject to Georgia PSC approval, new rates would be effective approximately 90 days after the filing is made. The Georgia PSC would determine the period over which any such storm damage costs would be recovered.
2.   Amortization of regulatory assets and liabilities in the 2022 ARP, which were subsequently included in current rates through annual compliance filings, would continue through the ARP Extension Period. This includes those regulatory asset and liability balances that were projected to be fully amortized through 2025 or during the ARP extension period.
3.   The amounts previously deferred during the 2022 ARP for Investment Tax Credits (“ITCs”) and Production Tax Credits (“PTCs”) would be amortized through the ARP Extension Period.

The acceleration of amortization during the ARP Extension Period is subject to the Internal Revenue Code normalization rules and other guidance (if any) expected to be released by the Internal Revenue Service. Certain amounts of ITCs generated during the ARP Extension Period would be amortized to amortization expense over five years, and additional ITC amounts would be deferred to a regulatory liability during the ARP Extension Period. Sixty percent (60%) of PTC benefits generated (excluding PTCs generated under Internal Revenue Code §45J) during the ARP Extension Period would be credited to income tax expense as generated. The remaining forty percent (40%) would be deferred to a regulatory liability.
4.   The period for depreciation and amortization related to certain generating plants and net book values of retired generating plants would be 13 years effective January 1, 2026.
Using the retail ROE range approved by the Georgia PSC in the 2022 ARP, earnings above the upper limit of the 9.50% to 11.90% retail ROE range would continue to be subject to sharing whereby 40% of earnings above the band would be applied to regulatory assets, 40% would be directly refunded to customers and the remaining 20% would be retained by Georgia Power. There would be no recovery of any earnings shortfall below the lower end of the approved retail ROE range on an actual basis. However, if at any time during the term of the ARP Extension Period, Georgia Power projects that its retail earnings will be less than the lower end of the approved retail ROE range for any calendar year of the ARP Extension Period, it may petition the Georgia PSC for implementation of the Interim Cost Recovery (“ICR”) tariff to adjust Georgia Power’s retail rates to achieve a retail ROE equal to the lower end of the approved retail ROE range. The ICR tariff would expire at the earlier of January 1, 2029 or the end of the calendar year in which the ICR tariff becomes effective. In lieu of requesting implementation of an ICR tariff, or if the Georgia PSC chooses not to implement the ICR tariff, Georgia Power may file a full base rate case. Georgia Power would be required to file a base rate case by July 1, 2028.
While the Stipulating Parties are seeking support of the Settlement Agreement from other parties, the Settlement Agreement must be approved by the Georgia PSC. Accordingly, the terms of the

Settlement Agreement are subject to change and the terms of any final agreement approved by the Georgia PSC may differ materially from the terms of the Settlement Agreement. The Georgia PSC is scheduled to vote on or before July 1, 2025 to resolve all matters in the Settlement Agreement. If the Settlement Agreement is not approved by the Georgia PSC, Georgia Power is required to file its next base rate case by July 1, 2025. The ultimate outcome of this matter cannot be determined at this time.
Cautionary Note Regarding Forward-Looking Statements
Certain information contained in this Current Report on Form 8-K is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the Settlement Agreement. The Southern Company and Georgia Power caution that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of The Southern Company and Georgia Power; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in The each company’s Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to return on equity, equity ratios, additional generating capacity and transmission facilities and fuel and other cost recovery mechanisms; the impact of recent and future federal and state regulatory changes, including tax, environmental and other laws and regulations to which Georgia Power is subject, as well as changes in application of existing laws and regulations; the extent and timing of costs and legal requirements related to coal combustion residuals; current and future litigation or regulatory investigations, proceedings or inquiries, including litigation and other disputes related to the Plant Vogtle Units 3 and 4; the effects, extent and timing of the entry of additional competition in the markets in which Georgia Power operates, including from the development and deployment of alternative energy sources; variations in demand for electricity; available sources and costs of natural gas and other fuels and commodities; the ability to control costs and avoid cost and schedule overruns during the development, construction and operation of facilities or other projects; legal proceedings and regulatory approvals and actions related to past, ongoing and proposed construction projects; the ability to construct facilities in accordance with the requirements of permits and licenses, to satisfy any environmental performance standards and the requirements of tax credits and other incentives and to integrate facilities into the Southern Company system upon completion of construction; investment performance of the employee and retiree benefit plans and nuclear decommissioning trust funds; advances in technology, including the pace and extent of development of low- to no-carbon energy and battery energy storage technologies and negative carbon concepts; the ability to successfully operate Georgia Power’s generation, transmission and distribution facilities and the successful performance of necessary corporate functions; the inherent risks involved in operating nuclear generating facilities; the ability of counterparties of Georgia Power to make payments as and when due and to perform as required; the direct or indirect effect on Georgia Power’s business resulting from cyber intrusion or physical attack and the threat of cyber and physical attacks; global and U.S. economic conditions, including impacts from geopolitical conflicts, recession, inflation, changes in trade policies (including tariffs and other trade measures) of the United States and other countries, interest rate fluctuations and financial market conditions and the results of financing efforts; access to capital markets and other financing sources; changes in Georgia Power’s credit ratings; the ability of Georgia Power to obtain additional generating capacity (or sell excess generating capacity) at competitive prices; catastrophic events such as fires, earthquakes, explosions, floods, tornadoes, hurricanes and other storms, droughts, pandemic health events, political unrest, wars or other similar occurrences; the direct or indirect effects on Georgia Power’s business resulting from incidents affecting the U.S. electric grid or operation of generating resources; and the effect of accounting pronouncements issued periodically by standard-setting bodies. The Southern Company and Georgia Power expressly disclaim any obligation to update any forward-looking information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2025	THE SOUTHERN COMPANY GEORGIA POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

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